Exhibit 10.3

March 25, 2015

RMG Networks Holding Corporation

15301 North Dallas Parkway

Suite 500

Addison, TX 75001

Re:

Offering by RMG Networks Holding Corporation

Ladies and Gentlemen:

In order to induce investors (the “Investors”) to enter into a Purchase Agreement (the “Purchase Agreement”) with RMG Networks Holding Corporation, a Delaware corporation (the “Company”), with respect to the sale of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which Series A Preferred Stock will, subject to certain conditions, be convertible into shares of common stock, par value $0.0001 per share (“Common Stock”), and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the 180th day after the first date on which any Registration Statement is declared effective by the SEC (as such terms are defined in the Purchase Agreement), the undersigned will not, except as provided herein, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose (collectively, a “Transfer”) of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

Except as provided herein, the foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares during the Lock-Up Period even if such Common Stock of the Company would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Common Stock.

The undersigned now has, and, except as provided herein, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-up Agreement.

Notwithstanding the foregoing, subject to the requirements of applicable law and any policies or procedures regarding the sale of stock by insiders of the Company, the undersigned shall be entitled to effect Transfers of the Undersigned’s Shares (a) as a bona fide gift, (b) by will or intestacy or to any trust for the direct or indirect benefit of the undersigned or any spouse, domestic partner, parent, sibling, child or grandchild of the undersigned, or (c) by a trust to its beneficiaries, so long as, in each case, as an express condition precedent to such Transfer, the recipient of such shares enters into an agreement containing substantially the same restrictions on Transfer as those contained herein.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the 1933 Act of any of the Undersigned’s Shares, other than rights granted pursuant to the Registration Rights Agreement.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or otherwise constituting a part of the Undersigned’s Shares.

The undersigned understands that the Company and the Investors are relying upon this Lock-Up Agreement in connection with the consummation of the Purchase Agreement.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Very truly yours,

[Name:]